As filed with the Securities and Exchange Commission on July 10, 2008
Registration No. 33-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

STANDARD MICROSYSTEMS CORPORATION
(Exact name of registrant as specified in its charter)
DELAWARE
(State or other jurisdiction of incorporation or organization)
11-2234952
(I.R.S. Employer Identification No.)
80 Arkay Drive
Hauppauge, New York 11788
(631) 435-6000
(Address, including zip code, and telephone number of registrant’s principal executive offices)

2005 Inducement Stock Option and Restricted Stock Plan
(Full Title of the Plan)
Standard Microsystems Corporation
80 Arkay Drive
Hauppauge, New York 11788
(631) 435-6000
(Name, Address, and Telephone Number, Including Area Code, of Agent for Service)

with copies to:
Robert J. Raymond, Esq.
Cleary Gottlieb Steen & Hamilton LLP
One Liberty Plaza
New York, NY 10006
(212) 225-2000
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

	Title of Securities	Amount	Proposed Maximum	Proposed Maximum	Amount of
	to be	to be	Offering Price Per	Aggregate	Offering Registration
Name of Plan	Registered	Registered (1)	Share	Offering Price	Fee
2005 Inducement Stock Option and Restricted Stock Plan	Common Stock, par
	value $.10 per share	500,000 (2)	$27.36	13,680,000	$537.62
Total		500,000		13,680,000	$537.62

(1)	Consists of shares of common stock (the “Shares”) of Standard Microsystems Corporation (the “Registrant” or the “Corporation”) to be made available pursuant to the 2005 Inducement Stock Option and Restricted Stock Plan (the “Plan”).

Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also registers such indeterminate number of Shares that may be necessary to adjust the number of Shares reserved for issuance pursuant to the Plan as a result of stock splits, stock dividends, recapitalization or similar adjustments or transactions affecting the outstanding Shares of the Registrant.

(2)	With respect to Shares subject to future grant, estimated solely for the purpose of determining the amount of registration fee in accordance with Rules 457(c) and 457(h) under the Securities Act, and based upon the average of the high and low prices of the Shares on July 9, 2008 as reported on the NASDAQ.

PART II
Item 8. Exhibits
SIGNATURES
EXHIBIT INDEX
Opinion of Cleary Gottlieb Steon & Hamilton LLP
Consent of PricewaterhouseCoopers LLP
Power of Attorney

PART II
INFORMATION REQUIRED IN REGISTRATION STATEMENT
The additional shares to be registered by this Registration Statement are of the same class as those securities covered by the Registrant’s previously filed registration statements on Form S-8 filed on October 6, 2006, file number 333-137896, and July 19, 2005, file number 333-126702 (the “Prior Registration Statements”). This Registration Statement is being filed pursuant to General Instruction (E) to Form S-8 for the purposes of effecting the registration under the Securities Act of an additional 500,000 Shares pursuant to awards to be granted under the Plan. Pursuant to General Instruction E to Form S-8, the contents of the Prior Registration Statements are incorporated herein by reference.
Item 8. Exhibits
     The exhibits listed in the Exhibit Index are filed with or incorporated by reference as a part of this Registration Statement.

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SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hauppauge, New York on this 10th day of July, 2008.

STANDARD MICROSYSTEMS CORPORATION
(Registrant)

By:	/s/ Steven J. Bilodeau
STEVEN J. BILODEAU, President and Chief Executive Officer
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated.

Signature and Title	Date

/s/ Steven J. Bilodeau Steven J. Bilodeau Chairman, President and Chief Executive Officer (Principal Executive Officer)	July 10, 2008

/s/ Joseph S. Durko Vice President, Corporate Controller and Chief Accounting Officer (Principal Financial and Accounting Officer)	July 10, 2008

/s/ Timothy P. Craig Timothy P. Craig Director	July 10, 2008

/s/ Peter F. Dicks Peter F. Dicks Director	July 10, 2008

/s/ James A. Donahue James A. Donahue Director	July 10, 2008

/s/ Ivan T. Frisch Ivan T. Frisch Director	July 10, 2008

/s/ Andrew M. Caggia Andrew M. Caggia Director	July 10, 2008

/s/ Stephen C. McCluski Stephen C. McCluski Director	July 10, 2008

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EXHIBIT INDEX

Exhibit No.	Description	Method of Filing

4.1	2005 Inducement Stock Option and Restricted Stock Plan as Amended on September 9, 2005	Incorporated by reference to Exhibit 10.2 to the Registrant’s Form 8-K filed on October 26, 2005

4.2	Amendment to the Plan.	Incorporated by reference to Exhibit 10.3 to the Registrant’s Form 8-K filed on April 30, 2008.

4.3	Certificate of Incorporation of Standard Microsystems Corporation, as amended and restated	Incorporated by reference to Exhibit 3.1 to the Registrant’s Form 10-Q for the fiscal quarter ended August 31, 2006

4.4	Amended and Restated By-Laws of Standard Microsystems Corporation	Incorporated by reference to Exhibit 3.2 to Registrant’s Form 10-Q filed on September 25, 2007

5.1	Opinion of Cleary Gottlieb Steen & Hamilton LLP as to legality of securities being registered	Filed herewith

23.1	Consent of PricewaterhouseCoopers LLP	Filed herewith

23.2	Consent of Cleary Gottlieb Steen & Hamilton LLP	Included in Exhibit 5.1

24.1	Power of Attorney	Filed herewith

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